UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

PAYBOX CORP
(Exact name of Registrant as Specified in Charter)
________________

Delaware	11-2895590
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

DIRECT INSITE CORP. 2014 STOCK INCENTIVE PLAN

(Full title of the plan)
________________

500 East Broward Boulevard
Suite 1550
Fort Lauderdale, Florida 33394
Telephone No: (954) 510-3750
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

Matthew E. Oakes
Paybox Corp
Chairman, Chief Executive Officer and President
500 East Broward Boulevard
Suite 1550
Fort Lauderdale, Florida 33394
Telephone No: (954) 510-3750
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☒

Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S−8 (this “Amendment”) relates to the Registration Statement on Form S−8 (File No. 333-197655), filed with the Securities and Exchange Commission on July 25, 2014 (the “Registration Statement”), by Paybox Corp (f/k/a Direct Insite Corp.) (the “Registrant”). The Registration Statement registered the sale of 1,200,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.0001 per share, issuable pursuant to the Registrant’s 2014 Stock Incentive Plan (the “Plan”). This Amendment is being filed to deregister all unsold Shares registered pursuant to, and terminate the effectiveness of, the Registration Statement.

The Company is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Registration Statement and remain unissued under the Plan. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to remove from registration the Shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on this 14th day of March, 2017.

PAYBOX CORP

By:	/s/ Matthew E. Oakes
Matthew E. Oakes Chairman, Chief Executive Officer and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew E. Oakes	Chairman, Chief Executive Officer and President	March 14, 2017
Matthew E. Oakes	(Principal executive officer)

/s/ Lowell M. Rush	Chief Financial Officer, Secretary and Treasurer	March 14, 2017
Lowell M. Rush	(Principal financial officer and principal accounting officer)

/s/ James A. Cannavino	Director	March 14, 2017
James A. Cannavino

/s/ Paul Lisiak	Director	March 14, 2017
Paul Lisiak

/s/ Thomas C. Lund	Director	March 14, 2017
Thomas C. Lund

/s/ John J. Murabito	Director	March 14, 2017
John J. Murabito